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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Post-Effective Amendment No. 3 of the Registration Statement on Form S-4 of Advanced Accessory Systems, LLC and AAS Capital Corporation of our reports dated March 19, 2001 relating to the financial statements and financial statement schedule of Advanced Accessory Systems, LLC which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan

April 19, 2001